January 1 to March 31		Three-Month Period
	No. of Corporate Stores	Corporate Store Sales	Sales per Store	Change	No. of Non-Corporate Stores	Non-Corporate Store Sales	Sales per Store	Change
		(US$)	(US$)			(US$)	(US$)
FY2010	79	4,286,313	54,257	8.4%	34	508,123	14,945	-12.3%
FY2009	65	3,252,937	50,045		31	528,180	17,038

July 1 to March 31		Nine-Month Period
	No. of Corporate Stores	Corporate Store Sales	Sales per Store	Change	No. of Non-Corporate Stores	Non-Corporate Store Sales	Sales per Store	Change
		(US$)	(US$)			(US$)	(US$)
FY2010	79	12,421,737	157,237	11.9%	34	1,489,128	43,798	3.7%
FY2009	65	9,132,026	140,493		31	1,309,037	42,227

July 1 to June 30		Twelve-Month Period
	No. of Corporate Stores	Corporate Store Sales	Sales per Store	Change	No. of Non-Corporate Stores	Non-Corporate Store Sales	Sales per Store	Change
		(US$)	(US$)			(US$)	(US$)
FY2009	77	14,074,481	182,785	-30.0%	30	2,142,734	71,424	126.4%
FY2008	28	7,315,822	261,279		25	788,586	31,543

January 1 to March 31, 2010	Third Quarter of Fiscal Year 2010
	Corporate Store No.	Non-corporate Stores No.	Combined Store No.	Store Size	Store Size	Averge Store Size	Corporate Stores Sales	Non-corporate Stores Sales	Combined Sales	Sales per Square Footage
				(M2)	(ft2)	(ft2)	(US$)	(US$)	(US$)	(US$/ft2)
Stores Exist throughout the Period	126	39	165	17,090	183,951	1,115	5,605,860	600,759	6,206,619	34
Newly Closed Stores	8	1	9	795	8,557	951	134,978	-	134,978	16
Newly Opened Stores	3	2	5	372	4,007	801	27,124	8,152	35,276	9

Average for the Period	132	41	172	17,673	190,233	1,106	5,767,962	608,911	6,376,873	34

January 1 to March 31, 2009	Third Quarter of Fiscal Year 2009
	Corporate Store No.	Non-corporate Stores No.	Combined Store No.	Store Size	Store Size	Averge Store Size	Corporate Stores Sales	Non-corporate Stores Sales	Combined Sales	Sales per Square Footage
				(M2)	(ft2)	(ft2)	(US$)	(US$)	(US$)	(US$/ft2)
Stores Exist throughout the Period	116	49	165	17,055	183,578	1,113	5,311,146	616,766	5,927,913	32
Newly Closed Stores	7	3	10	1,259	13,552	1,355	90,475	10,254	100,729	7
Newly Opened Stores	1	4	5	410	4,413	883	10,254	88,723	98,977	22

Average for the Period	120	53	173	17,890	192,561	1,116	5,411,875	715,743	6,127,618	32

July 1, 2009 to March 31, 2010	First Nine Months of Fiscal Year 2010
	Corporate Store No.	Non-corporate Stores No.	Combined Store No.	Store Size	Store Size	Averge Store Size	Corporate Stores Sales	Non-corporate Stores Sales	Combined Sales	Sales per Square Footage
				(M2)	(ft2)	(ft2)	(US$)	(US$)	(US$)	(US$/ft2)
Stores Exist throughout the Period	94	36	130	13,848	149,059	1,147	14,052,968	1,981,877	16,034,845	108
Newly Closed Stores	35	24	59	5,363	57,727	978	345,762	74,118	419,881	7
Newly Opened Stores	37	12	49	4,420	47,575	971	1,889,315	96,649	1,985,964	42

Average for the Period	130	54	184	18,739	201,710	1,096	16,288,045	2,152,644	18,440,689	91
Note: two corporate stores and seven non-corporate stores were opened and closed in the same period

July 1, 2008 to March 31, 2009	First Nine Months of Fiscal Year 2009
	Corporate Store No.	Non-corporate Stores No.	Combined Store No.	Store Size	Store Size	Averge Store Size	Corporate Stores Sales	Non-corporate Stores Sales	Combined Sales	Sales per Square Footage
				(M2)	(ft2)	(ft2)	(US$)	(US$)	(US$)	(US$/ft2)
Stores Exist throughout the Period	84	33	117	11,986	129,019	1,103	10,885,109	1,487,965	12,373,074	96
Newly Closed Stores	24	14	38	2,715	29,221	769	284,910	55,882	340,791	12
Newly Opened Stores	35	20	55	5,826	62,711	1,140	3,854,290	179,160	4,033,450	64

Average for the Period	114	50	164	16,257	174,985	1,070	15,024,309	1,723,006	16,747,315	96
Note: two corporate stores were opened and closed in the same period